UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 8, 2008

Alaska Communications Systems Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-28167	52-2126573
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

600 Telephone Avenue, Anchorage, Alaska		99503-6091
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(907) 297-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On April 8, 2008, Alaska Communications Systems Group, Inc. (the "Registrant," "company," "we," or "our") closed the sale of $125.0 million aggregate principal amount of its 5.75% Convertible Notes due 2013 (the "Notes") to certin initial purchasers in a private placement.

The sale was consummated pursuant to a purchase agreement dated April 2, 2008 (the "Purchase Agreement") with Banc of America Securities LLC, Oppenheimer and Co. Inc. and the other initial purchasers listed therein (the "Initial Purchasers").

The Notes are guaranteed an unsecured basis by the Registrant's existing and future operating subsidiaries (the "Guarantors"). The Notes are subordinated in right of payment of the Registrant's and the Guarantors' obligations under the Registrant's senior secured credit facility as well as certain hedging agreements and other secured debt available under the credit facility.

The Notes and the underlying common stock of the Registrant, par value $.01 ("Common Stock") issuable upon conversion of the Notes, have not been registered under the Securities Act of 1933 (the "Securities Act") and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The Notes are governed by an indenture dated as of April 8, 2008 (the "Indenture"), among the Registrant, the Guarantors and The Bank of New York Trust Company, N.A., as trustee (the "Trustee"). The Notes mature on March 1, 2013 and bear interest at a rate of 5.75 percent per annum. Interest is payable semiannually in arrears on March 1 and September 1 each year, commencing September 1, 2008.

Holders may convert their Notes based on an initial conversion rate of 77.5014 shares of our Common Stock per $1,000 principal amount of Notes (which is equal to an initial conversion price of approximately $12.90 per share), subject to adjustment, on any business day prior to the close of business on the business day before the applicable maturity date only under the following circumstances: (1) during any fiscal quarter after the fisal quarter ending June 30, 2008, and only during such fiscal quarter, if the closing price of our Common Stock for at least 20 trading days in the 30 consecutive trading days ending on the last trading day of the immediately preceding fiscal quarter is more than 130 percent of the conversion price of the Notes on the applicable trading day; (2) during the five scheduled trading day period after any five consecutive trading days in which the trading price per $1,000 principal amount of Notes for each trading day of that period was less than 98% of the product of the last reported sale price of our Common Stock and the then applicable conversion rate for the Notes; (3) if specified distributions to holders of our Common Stock occur; or (4) if a fundamental change occurs. In addition to the foregoing, holders may convert their Notes at their option at any time beginning on November 1, 2012 and ending on the close of business on the second scheduled trading day immediately preceding the maturity date of the Notes.

Upon conversion, the Registrant will pay or deliver, as the case may be, cash, shares of Common Stock, or a combination thereof at the Registrant's election, to satisfy the Registrant's conversion obligation. In addition, following certain corporate transactions, the Registrant will increase the applicable conversion rate for a holder who elects to convert in connection with such corporate transactions by a number of additional shares of Common Stock set forth in the Indenture.

Upon specified fundamental change events, holders will have the option to require us to purchase all or any portion of their Notes at a price equal to 100 percent of the principal amount of the Notes plus accrued and unpaid interest, if any, up to, but excluding, the fundamental change purchase date. The Registrant will pay cash for all Notes so purchased.

The Notes are the Registrant's general unsecured obligations and will be subordinated in right of payment to all existing and future obligations under the Registrant's senior secured credit facility as well as certain hedging agreements within the meaning of the credit facility. The Notes rank equally in right of payment with all of the Registrant's existing and future senior unsecured indebtedness, senior to all of the Registrant's existing and future subordinated indebtedness and effectively junior to all of the Registrant's existing and future secured obligations to the extent of the value of the assets securing such obligations and to the indebtedness and other liabilities of the Registrant's non-guarantor subsidiaries, which generally comprise telecommunications license holding subsidiaries. The guarantees are the Guarantors' general unsecured obligations and rank similarly to the obligations of the Registrant. The Indenture contains events of default which, if they occur, entitle the holders of the Notes to declare the Notes immediately due and payable.

In connection with the sale of the Notes, the Registrant and the Guarantors entered into a registration rights agreement dated as of April 8, 2008 with the Initial Purchasers (the "Registration Rights Agreement"). Under the Registration Rights Agreement, the Registrant will be obligated under certain circumstances to file a shelf registration statement under the Securities Act related to the resale of the Notes and the Common Stock issuable upon conversion of the Notes. If such registration statement is required and is not filed or does not become effective within specified time periods, the Registrant will be required to pay additional interest to holders of the Notes.

In connection with the sale of the Notes, the Registrant entered into call option transactions with respect to its Common Stock (the "Purchased Call Options") with affiliates of three of the Initial Purchasers pursuant to Confirmations of Convertible Bond Hedge Transactions dated as of April 4, 2008 by and between The Registrant and affiliates of such Initial Purchasers. The Purchased Call Options cover, subject to anti-dilution adjustments, approximately 8.5 million shares of Common Stock at strike prices that correspond to the initial conversion price of the Notes. The Purchased Call Options are designed to offset exposure to dilution from conversion of the Notes because any shares the Registrant would be obligated to deliver to holders of Notes upon conversion of the Notes would be delivered to the Registrant by the counterparties to the Purchased Call Options.

The Registrant also entered into warrant transactions whereby it sold to affiliates of three Initial Purchasers warrants expiring in 2013 to acquire, subject to customary anti-dilution adjustments, approximately 8.5 million shares of Common Stock (the "Sold Warrants"). The initial strike price of the Sold Warrants is $16.422 per share of Common Stock. The Sold Warrants may not be exercised prior to the maturity of the Notes. The Registrant may settle the Sold Warrants in cash or Common Stock, subject to certain conditions.

The Purchased Call Options and Sold Warrants are separate contracts entered into by the Registrant, are not part of the terms of the Notes, and will not affect the holders’ rights under the Notes.

The Sold Warrants and the underlying Common Stock issuable upon exercise of the Sold Warrants have not been registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

This report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

The Initial Purchasers and their affiliates have engaged in, and may in the future engage in, investment banking, commercial banking and other commercial dealings in the ordinary course of business with the Registrant. They have received customary fees and commissions for these transactions.

The descriptions of the agreements described above are summaries only and are qualified in their entirety by the reference to the terms of the respective agreements, which are filed as exhibits to this report and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 this report is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

On April 8, 2008, the Registrant issued $125 million aggregate principal amount of its 5.75% Convertible Notes due 2013 (the "Notes"). The Registrant offered and sold the Notes to certain Initial Purchasers (as defined in Item 1.01 of this report) in reliance on an exemption from registration provided by Section 4(2) of the Securities Act. The Initial Purchasers then sold the Notes to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Registrant relied on these exemptions from registration, in part, based on representations made by the Initial Purchasers in the Purchase Agreement (as defined in Item 1.01 of this report). The Initial Purchasers purchased the Notes from the Registrant at 97% of their principal amount.

Pursuant to the Confirmations of Warrant Transactions described in Item 1.01 of this report, the Registrant sold warrants to acquire, subject to customary antidilution adjustments, an aggregate of approximately 8.5 million shares of Common Stock in reliance of the exemption from registration provided by Section 4(2) of the Securities Act.

Additional information pertaining to the Notes and the Sold Warrants is contained in Item 1.01 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

4.1 Indenture dated April 8, 2008 by and among Alaska Communications Systems Group, Inc., the guarantors named therein, and The Bank of New York Trust Company, N.A., as trustee , with respect to 5.75% Convertible Notes due 2013

4.2 Registration Rights Agreement dated April 8, 2008 by and among Alaska Communications Systems Group, Inc., the guarantors named therein, and the Initial Purchasers.

10.1 Purchase Agreement dated April 2, 2008 by and among Alaska Communications Systems Group, Inc., the guarantors listed therein and the Initial Purchasers.

10.2 Confirmations of Convertible Bond Hedges by and between Alaska Communications Systems Group, Inc. and certain affiliates of the Initial Purchasers.

10.3 Confirmations of Warrant Transactions by and between Alaska Communications Systems Group, Inc. and certain affiliates of the Initial Purchasers.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alaska Communications Systems Group, Inc.

April 14, 2008	By:	/s/ Timothy R. Watts

Name: Timothy R. Watts
Title: Assistant Corporate Secretary

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Exhibit Index

Exhibit No.	Description

4.1	Indenture applicable to 5.75% Convertible Notes due 2013
4.2	Registration Rights Agreement
10.1	Purchase Agreement
10.2	Confirmations of Convertible Note Hedges
10.3	Confirmations of Warrant Transactions